UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.     )

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Sonoco Products Company
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Shareholders:

Please take notice that Sonoco Products Company’s Board of Directors is changing the location for the Company’s Annual Meeting of Shareholders scheduled for Wednesday, April 15, 2020, at 11 a.m. ET from Center Theater, 212 North Fifth Street, Hartsville, S.C., to Sonoco’s Corporate Headquarters at 1 North Second Street, Hartsville, S.C. This change is being implemented due to a recent Emergency Order by the Governor of South Carolina to close all non-essential businesses, which includes the Hartsville Center Theater. As we noted in our original proxy materials, we still strongly discourage any Shareholders from attending the meeting in person this year in the interest of public health and safety and compliance with relevant Emergency Orders stemming from the COVID-19 pandemic. To facilitate this, shareholders will be able listen to a live teleconference of the meeting by dialing in toll free at 844-449-9562 in the U.S., and internationally at +574-900-0804. The participant code for the meeting is 9372537.

Shareholders may also listen and view slides provided for the annual meeting by accessing a live webcast via Sonoco’s Investor Relations website at investor.sonoco.com, under the Webcast section. Those planning to listen should connect to the teleconference or live webcast at least 10 minutes prior to the start of the meeting. There will also in instructions available on how to ask questions during the meeting.

Please note that shareholders will not be able to vote or revoke a proxy through the teleconference or webcast, nor participate actively. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to complete and return the proxy card included in proxy materials, which were sent previously, or through your broker, bank or other nominee’s voting instruction form. Shareholders of record in the U.S. can also vote via telephone or via the internet by following the instruction on the proxy card.

The meeting webcast will also be archived on the Investor Relations section of Sonoco’s website, and a telephonic replay will be available at (855) 859-2056, Conference 9372537, from April 15 at 2 p.m. ET through April 22 at 2 p.m. ET.

The health and safety of our shareholders and employees are of paramount concern to our Board of Directors and management. If you have further questions regarding proxy voting or how to access Sonoco’s annual meeting via teleconference or webcast, please don’t hesitate to contact Shareholder Relations at +843-383-7924.

Sincerely,

John M. Florence, Jr.

Secretary

1 North Second Street

Hartsville, SC 29550 US

sonoco.com